Exhibit 10.1

Cross-Border Payment Agreement

Party A: Hua Zhi Guan (Hainan) cross-border E-Commerce Co., Ltd.

Party B: Hainan New Generation Technology Co., Ltd.

Date: December 25, 2020

This Agreement consists of two parts: special clause and general clause, both of which are an integral part of the Agreement. Both parties may choose to cooperate with any or more products provided by Party B. if there is any inconsistency between the general terms and the special terms, the special terms shall prevail.

On the basis of equality and mutual benefit, and in accordance with the relevant laws and regulations of the contract Law of the people's Republic of China and other relevant laws and regulations, Party A and Party B shall sign this Agreement on the provision of cross-border payment services for Party A through friendly consultation. The specific terms of cooperation between the two parties are as follows:

General provisions

Article 1 Qualification Standards for Party A

(i)       Party A shall provide the relevant access qualification certification materials in accordance with Party B's requirements and submit them to Party B for examination after affixing the official seal of the enterprise.

(ii)       Party A shall be registered in accordance with the law and shall survive legally, and shall have the full civil rights and capacity to act necessary for the signing and performance of this Agreement;

(iii)       Party A has obtained or will obtain all relevant approval, permission, record or registration required for signing and performing this Agreement;

(iv)       The signing and performance of this Agreement is based on the true intention of Party A, which has obtained legal and effective authorization in accordance with the requirements of the articles of association or other internal management documents, and does not violate any agreement, contract and other legal documents binding upon Party A;

(v)       All documents and documents provided by Party A to Party B under this contract are true, complete, accurate and effective;

(vi)       Party A does not conceal from Party B events that may affect its financial position and performance ability. Article 2 Rights and obligations of both parties to the contract

(1) Rights and obligations of Party A

1.     Party A shall fill in the true information according to Party B's request, complete the real name authentication, open and activate the payment account, and keep the account number, password and security authentication tool properly. Party A's payment account number, password is the only identification of Party B to identify Party A's identity and instructions, Party B strictly in accordance with the operation instructions submitted by Party A, all operations based on the successful landing of Party A's account, shall be regarded as authorized by Party A. Party A shall bear the relevant responsibility for the loss caused by improper custody, use and maintenance of account number and password.

2.     Party A shall not use the electronic payment service provided by Party B for other websites other than the agreed website, or allow other websites to use the electronic payment service provided by Party B through the jump of Party A's filing website. Party A shall not transfer the interfaces and services provided by Party B to a third party.

3.     Party A shall complete the docking of the information system of both parties in accordance with the technical standards such as the following specifications and data formats stipulated by Party B, and shall ensure that its electronic transaction instructions are sent to Party B accurately and completely. If Party A requests additional customized products and services outside the standard interface, it shall bear the related development costs.

4.     Party A shall ensure the legality, authenticity, validity and completeness of its own payment instructions when using Party B's payment services. After Party B completes the operation according to Party A's payment instruction, any risks and liabilities of the related funds shall be borne by Party A.

5.     If Party A changes the important qualification information such as enterprise legal person, business scope, registered capital, registered address, etc., Party A shall notify Party B in writing (affixed with the official seal of the enterprise)5 working days after the change, and provide the corresponding latest qualification according to Party B's request. If Party A fails to notify Party B of the above information in time, Party B shall have the right to terminate this Agreement immediately, and the consequences and losses arising therefrom shall be borne by Party A.

6.     If the relevant information such as Party A's business contact person, correspondence address, agreed domain name / web site changes, the contents of the change shall be informed to Party B's business personnel within 5 working days after the change. In case of change of settlement account, Party A shall apply to Party B in writing for change, and Party B shall settle the account according to the updated account according to the time of receipt of Party A's written notice. If Party A fails to submit the change application to Party B in time, the payment settlement delay, the settlement account error and the related information can not be delivered on time, the related losses arising therefrom shall be borne by Party A.

 7.      Party A shall not use the services provided by Party B to engage in illegal and illegal activities such as money laundering, terrorist financing, gambling, pornography, drugs, smuggling, fraud, sale of controlled goods, contraband, counterfeit products, etc.; and the sale of goods which are not generally accepted by the market, are not negotiable or whose pricing mechanism is not clear, and the contents of the transaction involve goods with greater risks. The complaints and disputes caused by the breach of authenticity, integrity and timeliness of Party A's website information, as well as the losses and consequences caused, shall be borne by Party A itself. In the event of user denial of the transaction, Party A shall be responsible for accepting the user's complaint and the advance payment of the user's capital loss.

 8.      Party A shall be obliged to provide customer information, transaction information and other materials as directed by Party B within the time limit specified by Party B, and to cooperate with Party B or the regulatory authorities to suspend the provision of services to suspicious accounts, otherwise Party B shall have the right to take such measures as suspension of settlement and suspension of payment of transactions and to recover all losses and consequences arising from Party A's refusal to cooperate.

9.      Party A (including Party A's employees, its cooperative organizations and employees, etc.) shall not intercept, privately retain or disclose the customer's bank account information to a third party; shall not issue a payment request to Party B on the basis of forged or false customer account information; and shall not submit an order or issue any instructions in the name of the user, otherwise the losses and consequences arising therefrom shall be borne by Party A itself.

10.    Party A shall strengthen the management of all kinds of transaction risks such as embezzlement account information, network fraud, money laundering and so on. At the same time, Party B shall have the right to require Party A to control the occurrence of risk events through measures such as setting transaction limits at its station. If a risk event occurs on Party A's website, Party B may require Party A to rectify or take remedial measures in time according to the severity of the risk. If Party A fails to rectify or take effective measures in time, Party B shall have the right to terminate the contract unilaterally and demand Party A to compensate for the loss caused by it.

11.    Party A shall not take reverse engineering means to crack Party B's payment service system and program, shall not copy, modify, compile, integrate and tamper with the above system and program (including but not limited to source program, target program, software document, data running in local computer memory, client-server data, server data, etc.), and shall not modify or increase the original function of Party B's payment service system.

12.    Party A shall keep the transaction information, transaction documents, communication records and other transaction materials and data for more than five years, and Party A shall be obliged to provide the above materials and data as required when the supervision department investigates. Party A undertakes that Party B shall have the right to provide its transaction information to Party B's cooperative financial institutions or regulatory authorities for verification if necessary.

13.    If Party A uses Party B's services for the operation of the e-commerce website, Party A shall embed the LOGO graphic link provided by Party B and the user help page provided by Party B in the prominent position of the payment page (online cashier) of Party A's website, and mark Party A's specific contact information.

14.    Party A shall not use Party B's payment services to engage in any illegal acts, shall not violate Chinese laws, regulations, rules, normative documents and policies, shall not infringe upon the legitimate rights and interests of others, and shall not commit any act that violates public order, good customs and good faith. If Party A is a special merchant outside the Chinese mainland area, Party A shall abide by the laws of its country or region at the same time.

15.    Party A agrees that Party B shall have the right to provide relevant transaction information to the regulatory authority / Party B cooperative bank or institution for verification in accordance with relevant laws and regulations. Party A undertakes to strictly fulfill the anti-money laundering obligations required by the regulatory authority, identify the user identity according to the regulatory requirements, and share the relevant information with Party B to assist Party B in fulfilling its anti-money laundering obligations.

16.    Party A is obliged to disclose to its customers the relevant procedures and business rules involved in online exchanges such as the transfer of funds between the fund accounts involved in this service; During the validity of this Agreement, Party A shall display Party B's Cross-border payment Service Agreement with Party A's users at the appropriate location on its front-end sales platform; Party A shall ensure that the user is aware of and signs the New payment Co., Ltd Cross-border payment Service Agreement when the user uses the net payment service provided by Party B through its front-end sales platform. If Party A's users complete the transaction through a third party platform that cooperates with Party A, Party A shall ensure that Party A has a relevant agreement with its users on its business services.

(2) Rights and obligations of Party B

1.     Party B has the obligation to provide Party A with the necessary data transmission interfaces and documents; to assist Party A in installing the electronic payment service interface to provide safe, stable and convenient electronic payment services; and to provide timely technical support and maintenance when problems arise in the process of Party A's use of the payment system.

2.    Party B will make the arrangement to suspend the electronic payment service according to its payment system or banking system upgrade, maintenance, overhaul and so on. Prior to the implementation of maintenance, Party B will publish the arranged items and maintenance period on its website.

3.     If Party A or Party A's customers violate the terms of Party B's service regulations, Party B shall have the right to refuse to provide services to Party B, and Party B shall not bear any responsibility to Party A and its customers.

 4.       Party B has the obligation to resolve complaints and disputes arising from its electronic payment service.

5.       Party B has the obligation to keep Party A's identity information and payment information confidential. Party B shall not use Party A's above information to engage in activities beyond the legal J and without Party A's authorization.

6.       Party B shall, in accordance with the requirements of domestic and foreign regulatory bodies and laws and regulations, protect the security of Party A's basic identity information, payment business information, accounting files and other materials obtained during the period of cooperation between Party A and Party B, and prevent them from being tampered with, lost, damaged or leaked.

7.       If Party B fails to provide electronic payment service successfully due to the following circumstances, Party B shall not bear the corresponding liability:

(1) Failure to receive the electronic payment orders issued to Party A for reasons other than Party B;

(2) The information of the payment instruction is unknown, and there is a situation of confusion and lack of content;

(3) where the bank account balance or credit line of the customer of Party A is insufficient to pay the amount due;

Party A customer bank account status is abnormal, resulting in payment can not be completed;

(5) Failure to complete payments due to banking system anomalies, network failures, etc;

(6) Failure to complete payments due to other non-Party B reasons.

8.       Party B shall have the right to verify the authenticity of the business transactions carried out by Party A in accordance with the requirements of the regulatory authorities. Party A shall actively cooperate and provide transaction information related to the business, including but not limited to the identity of both parties to the transaction, account and bank information, details of the transaction items, etc., and shall verify the above information by Party B. If Party A is found to be suspected of false transaction operation, Party B shall have the right to freeze the transaction amount to be processed by Party A and suspend the provision of relevant services to Party A.

9.          Party B has the independent judgment right to suspicious, illegal and illegal transactions and other risk transactions. Party B shall have the right to take restrictive measures against Party A, such as freezing accounts, adjusting limits, suspending services, and stopping payment of related transaction payments, when the following circumstances occur; Party B shall have the right to recover the losses caused by Party B from Party A:

(1) Party B determines that Party A has suspicious, illegal and illegal transactions according to the risk prevention mechanism;

(2) The holder of the bank account objects to Party A, Party B or the bank opening the account, and considers that there is a situation of non-self-act or non-authorised operation;

(3) the circumstances in which Party B shall suspend Party A's transaction at the request of the regulatory authority or the bank's wind control;

(4) Other circumstances in which Party B considers that there may be hidden risks.

10.      If Party A has any doubts about Party B's account handling, it shall apply to Party B in writing for inquiry, and Party B shall reply within 5 working days after receiving Party A's written inquiry application.

11.      Party A has the obligation to authenticate the real name of the transaction subject, and Party B has the right to verify the real name information of the transaction subject according to the requirements of the regulatory authority, and to review the key "attention list" of wind control. Party B has the right to refuse to provide services to users who have not passed real name verification or have been listed.

12.      This Agreement relates to Party B's service to Party A's consumers, users or third parties. It is Party B's performance of its obligations to Party A and does not constitute any commitment to Party A's consumers, users or third parties, and Party A's consumers, users or third parties do not obtain direct claim to Party B.

Article 3 Refund processing

(i)       If Party A refunds the customers who use Party B's electronic payment service, it shall refund through the original collection path, and this part of the fund will not generate interest during the period of Party B's storage.

(ii)       When the refund is initiated by Party A or Party A's users, the handling fee arising from the RMB payment exchange shall be borne by Party A; if all refund losses due to exchange rate changes are borne by Party A; All cross-border fund receipts and payments due to refund shall be borne by Party A. Party B shall have the right to deduct the above refund fees from the business funds and inform Party A of the details of the related expenses.

(iii)       In order to prevent customers from taking bank card funds by means of false transactions and cancellation of transactions, Party A shall not make offline refunds (such as remittance of funds or payment of cash to other accounts of customers, etc.). If special circumstances can not be returned according to the original collection path, Party B may return to other accounts after full verification of customer identity, but the original transaction fee will not be returned.

(iv)       If Party A applies for a refund to Party B, it shall provide Party B with a full refund amount or a full refund amount deducted by Party B from the subsequent transaction amount. Disputes and losses arising from Party A's failure to provide Party B with a full refund amount or the subsequent transaction amount is not sufficient to pay the refund amount, Party A shall bear the expenses.

(v)       After receiving the complaint, Party B shall have the right to take compulsory refund measures to return the original transaction amount if:

(1) unable to contact Party A;

(2) if Party A fails to provide transaction information as required by the regulatory authority;

Party A fails to resolve the dispute within a reasonable time limit;

(4) where there is a clear risk problem in the transaction;

(5) Other cases where Party B considers that there is a transaction risk.

Article 4 Risk margin

(i) Party A and Party B agree that if Party A needs to pay the risk deposit, Party A shall sign this Agreement. Within 10 working days in accordance with the agreed amount of one-time full payment. After the full payment of the deposit, the relevant business can be officially opened online operation.

(ii)       Within 180 days from the date of termination of this Agreement, Party A shall not withdraw the balance of the risk margin. After that, if Party B determines that there is no violation of the law, violation of the rules or disputes caused by Party A, Party B shall return the deposit balance to Party A's account without interest after confirmation.

(iii)       Party B shall have the right to deduct the above deposit directly if:

1.     In the transaction, if Party A is suspected of breaking the law, violating the rules or operating in violation of this Agreement and causing losses to the third party, Party B shall have the right to directly deduct the margin to pay the third party according to the circumstances of the loss.

2.      If Party A violates the relevant provisions of this Agreement and causes any loss to Party B, Party B shall have the right to deduct the loss compensation directly from the margin and to require Party A to bear all the consequences arising from its breach of contract.

In the above circumstances, Party A shall be responsible for all losses and liabilities arising therefrom. Party A shall make up the original amount of the deposit in time as required by Party B for the part of insufficient margin compensation. Otherwise, Party B has the right to deduct the relevant funds directly from the subsequent settlement funds.

(iv)       Party B shall have the right to adjust the amount of Party A's risk guarantee according to the overall operation of Party A's business, the status of risk management; the number of times Party A is in breach of contract, the number of complaints; and Party A's suspected network fraud, investigation by banks or judicial administrative organs, and changes in the external environment. Party B shall notify Party A 5 working days before the adjustment, and Party A shall supplement the risk deposit to Party B in full within the prescribed time.

Article 5. Confidentiality provisions

(1) Party A and Party B undertake to keep confidential the documents and information (including company plans, operating information, agreement rates, interface documents, bank account information, merchant information and other confidential contents) which are known to the other party during the implementation of this Agreement and which can not be obtained through public channels. The other party shall not disclose all or part of the above documents and information to any third party without the consent of the original provider. Unless otherwise provided by laws or regulations or otherwise agreed by both parties.

(ii)       Confidential information does not include:

 1.      Information or material that has been held by the public at the time of transmission to the other party;

2.     When one party passes to the other party, it has been legally held by the other party by legal means, and at that time the other party does not have any obligation of confidentiality.

(iii)       Non-applicability of confidentiality clauses:

1.     (b) the reasonable use or disclosure of confidential information by one party for the sole purpose of fulfilling its obligations under this Agreement, subject to the consent of the other party in writing prior to such disclosure;

2.      Use or disclosure of confidentiality provisions in accordance with the requirements of the law or legally effective instructions.

The obligation of confidentiality under this Agreement is independent and shall not be invalidated by the invalidation, early termination or dissolution of this Agreement and shall remain in force for at least five years. For a party who violates the confidentiality obligation, the other party to the agreement reserves the right to recover all losses and liabilities arising therefrom.

Article 6 Liability for breach of contract

(1) Any breach of the above terms by either party shall be deemed to be a breach of contract. The defaulting party shall bear all losses and consequences caused by its breach of contract to the other party.

(ii)       Any administrative penalties, civil disputes, and other legal liabilities arising from breach of contract by either party due to illegal or illegal operation and malicious infringement of the rights and interests of the user shall be borne by the defaulting party itself. The defaulting party shall be responsible for all the losses caused to the other party. At the same time, the other party has the right to terminate this Agreement at any time for breach of contract.

(iii)       If any party fails to deal with the complaints and disputes with the user in a timely and proper manner, resulting in damage to the reputation and image of the other party and thus causing any loss, the negligent party shall be responsible for all liability arising therefrom. At the same time, the other party has the right to rescind this Agreement.

(iv)       If, due to the illegal operation of the user, abnormal banking system, network failure, force majeure factor or other non-party reasons, either party is unable to perform its obligations under this Agreement in time, the party concerned shall not be liable, but shall be obliged to take effective measures with the other party to avoid or reduce the negative effects and losses arising therefrom.

(v)       If the information provided by Party A to Party B has false contents, misleading statements or material concealment, Party B shall be deemed to be in breach of contract, and Party B shall have the right to rescind this Agreement and require Party A to bear all the losses arising therefrom.

(vi)       During the period of the agreement, if Party A uses the payment services provided by Party B to engage in or be suspected of participating in money laundering, terrorist financing or proliferation (weapons of mass destruction) financing, gambling, pornography, drugs, smuggling, network fraud and other illegal or illegal activities, or to engage in the sale of controlled goods, contraband, counterfeit products, etc., Party B shall have the right to suspend the provision of services, freeze accounts, stop the payment of transactions involved, and report to the regulatory authorities, and shall have the right to terminate this Agreement immediately without any liability. At the same time, Party B shall have the right to compensate Party B and the third party losses involved as a result of Party A's above actions, and Party B shall make up for the insufficient deductions as required by Party B. Otherwise, Party B has the right to recover by legal means.

The money-laundering, terrorist financing or proliferation (weapons of mass destruction) financing activities referred to in the preceding paragraph refer to money-laundering, terrorist financing or proliferation (weapons of mass destruction) financing acts recognized by the United Nations Security Council, the Financial Action Task Force on Money Laundering, China, the United States, the European Union and other international organizations or countries.

(7) If Party B's cooperative bank or institution violates domestic and foreign regulatory regulations and laws and regulations, or causes risks due to its own reasons, the losses involved shall be borne by the cooperative bank or institution, and Party B shall not bear the obligation to advance payment.

(8)	If Party A fails to pay the service fee in time as agreed, Party B shall have the right to suspend the service and have the right to deduct the unpaid fee directly from the unsettled amount. Party A shall make up the outstanding amount in time according to Party B's request.

(9)	In accordance with the terms and conditions of the termination or termination agreement agreed upon in this Agreement, the fees charged by Party B for successful transaction services shall not be refunded, and Party A and Party B shall liquidate the remaining funds of Party A 60 working days after the termination of this Agreement, except in the case of freezing with judicial and other departments. If the agreement is terminated due to user complaints, Party A shall complete all user complaints, otherwise the liquidation will be postponed until the user complaints are processed.

Article 7 Risk Tips and Special Agreements

(1) The fund balance recorded in the payment account is different from the bank deposit of Party A and is not protected by the Deposit Insurance Regulations. Although the monetary funds corresponding to the prepaid value belong to Party A, they are not deposited in the bank in the name of Party A, but in the name of Party B, and Party B shall initiate the transfer of funds to the bank.

(ii)       Party A is fully aware that Party B only provides payment related services, and Party A shall bear the risks of currency depreciation and exchange rate fluctuations of its funds when using payment services.

(iii)       Party A is fully aware that there is a risk in the online transaction, and Party A shall be independently responsible for the disputes and losses arising from the quality, quantity, transaction amount, delivery time and other disputes arising from the online transaction between Party A and others.

(iv)       Party A fully understands and agrees to the risks and listed measures indicated by Party B, undertakes to take relevant risk prevention measures to avoid or reduce the risks as far as possible, and Party A voluntarily assumes the transaction risks and losses.

(v)       If Party A fails to operate according to the payment prompt, fails to carry out the payment operation in time, forgets or divulges the password, the password is cracked by others, and the mobile phone or computer used by Party A is invaded by others, Party A shall bear the responsibility for the loss.

(vi)       Party A shall not use the services provided by Party B for any form of money laundering, false transactions, illegal cash and other illegal acts. If Party B finds that Party A violates this Agreement, Party B may immediately suspend, suspend or terminate the payment service, report the case to the public security department, and submit the relevant information to the relevant department.

Article 8 Force Majeure

(i)       Force Majeure means an event which can not be foreseen by both parties at the time of conclusion of the agreement, which can not be avoided and overcome by its occurrence and consequences. If the failure of one party to perform this Agreement in whole or in part due to force majeure does not constitute a breach of contract, the affected terms of this Agreement may be suspended during the period of non-performance and within the affected limits.

(ii)       If the performance of this Agreement is impossible, unnecessary or meaningless due to force majeure, regulatory policy changes or other accidents, the parties may terminate this Agreement through negotiation.

(iii)       If either party is unable to perform its contractual obligations normally due to force majeure, it shall notify the other party in writing in time and take effective measures with the other party to avoid or mitigate the losses caused to the other party by the event. Proof of force majeure shall be provided within 10 working days after written notice.

Article 9 Handling of disputes

(i)       The laws of the People's Republic of China shall apply to the conclusion, interpretation, performance and validity of this Agreement and its annexes. (Except for the laws of the Hong Kong Special Administrative Region, the Macao Special Administrative Region and the Taiwan Region), the rules of the conflict law are New Year's Eve.

(ii)       If any of the provisions of this Agreement are determined to be invalid or unenforceable under existing law, all other provisions of this Agreement shall continue to be enforced. In such cases, the parties shall amend the invalid clause, which shall be as close as possible to the spirit and purpose of the original agreement and this Agreement.

(iii)       All disputes and disputes arising from or in connection with this Agreement shall be settled through consultation between the two parties, and shall be submitted to the court of the place where Party B is located for settlement.

Article 10 Termination of Agreement

(i)       During the validity of this Agreement, Party A may notify the other party in writing one month in advance of the cancellation of this Agreement by consensus.

(ii)       During the validity of this Agreement, if Party A violates the laws and regulations or the agreement of this Agreement, Party B may take temporary measures such as suspension of payment services, suspension of settlement, etc. If it has not been corrected within 10 days after Party B's written notice, Party B may notify Party A in writing to terminate this Agreement.

(iii)       In any of the following circumstances, Party B may notify Party A in writing to terminate this Agreement. If losses are caused to Party B or other loss parties, Party A shall be liable to Party B or other loss parties:

1. for violation of laws and regulations by the relevant institutions or by the judicial organs to file or intervene in the investigation;

2. the regulatory agency, bank card organization identified as bad business, or Party A in the regulatory agency risk information management system there is bad information;

3. using Party B's payment services to carry out illegal activities;

4. the event of closure, dissolution, cancellation or entry into bankruptcy liquidation proceedings

Special provisions

Article 1. Modalities of cooperation

(i)       Party A carries out cross-border business with cross-border collection and payment requirements. Party B is engaged in cross-border payment business with the permission of the people's Bank of China. Party A entrusts Party B through the cross-border payment service system to receive payment, transfer of funds and other related operations, to assume risk responsibility for the operations involved in the business process, but Party B does not participate in Party A's specific business matters.

(ii)       Party A shall use the settlement account specified in the Cross-border payment Merchants Information Registration form (Annex 2) as its special account for payment and collection. Party B, entrusted and authorized by Party A, transfers the relevant funds from the funds available to Party A to its designated collection account or to its special settlement account in accordance with the transaction application information provided by Party A. Party A shall provide relevant transaction materials and declaration information according to Party B's business requirements.

Article 2. Costs

(i)       Party A shall pay the service fee according to the fee standard (Annex 1) determined by both parties.

(ii)       The service fee charged according to the transaction amount or the number of transactions shall be deducted directly from the transaction amount by Party B when the business is completed; Party B will issue a special VAT invoice or ordinary VAT invoice to Party A in accordance with the provisions of the national laws and regulations. The invoice amount shall be based on Party B's system data. After Party A checks the invoice information without objection, Party B shall issue a fee invoice for Party A for the last natural month on the 20th of each month (if the holiday is extended to the first working day after the holiday)0

(iii)       If the cooperative bank adjusts the charge policy or the market fluctuation and other factors, Party B shall have the right to adjust the rate, but shall notify Party A in writing 10 working days in advance. If both parties can not agree on the adjusted rate, both parties shall have the right to terminate this Agreement.

Article 3 Settlement

(i)       Party B shall complete the business within the first working day (T+1) after receiving the transaction funds (T) when handling the business.

(ii)       When entering the RMB reserve account of Party B by bank channel collection (including but not limited to bank remittance, B2C net silver, B2B net silver, quick payment and other Internet payment channels), the settlement application shall be initiated with the cooperative bank.

(iii)       The overseas arrival time shall be subject to the handling of the cooperative bank.

(iv)       In the process of international remittance, the overseas bank may charge Party A a transfer fee for remittance or an entry fee to the payee, which will be deducted from the amount of remittance. If the remittance is returned by the receiving bank, the above fee will not be returned by the overseas bank.

(v)       Party A may specify the settlement currency when using Party B's cross-border cash register, such as the transaction dispute caused by the unclear identification of the information provided by Party A and all losses arising therefrom shall be borne by Party A.

(vi)       Party B shall settle the account for Party A according to the agreed settlement cycle, but Party B shall not bear the corresponding liability and loss if the settlement is delayed due to the abnormal banking system and other non-Party B reasons. If Party A makes additional requirements for the settlement cycle, both parties shall negotiate separately and sign a supplementary agreement. ,

(vii)       Party A shall comply with the relevant regulations of the regulatory authority for the use of payment services through Party B's system; if there are other requirements for the amount of a single order, the provisions shall be followed.

(viii)       Party A undertakes that when enjoying the service, Party A's collection amount shall be subject to the amount to be checked by the domestic bank, and Party A shall confirm the collection amount on the page of Party B's service website.

Article 4 Duration and other

(i)       This Agreement shall enter into force on-year-month-day and shall be valid for one year.If both parties have no objection at the expiration of the agreement, the automatic extension of one year, the number of extensions is unlimited. If either party has no intention of renewal, it shall notify the other party in writing 30 days before the expiration of this Agreement.

(ii)       The notes, annexes and supplementary provisions of this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

(iii)       This Agreement is in duplicate, two copies each, sealed by both parties, and has the same legal effect.